UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported):  December 8, 2011

USEC Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the securities purchase agreement dated as of May 25, 2010 by and among USEC Inc. (“USEC” or the “Company”), Toshiba Corporation (“Toshiba”), and Babcock & Wilcox Investment Company, a subsidiary of The Babcock & Wilcox Company (“B&W”), and related transaction documents, Toshiba America Nuclear Energy Corporation, a subsidiary of Toshiba, and Babcock & Wilcox Investment Company, as the holders of the Series B-1 12.75% Convertible Preferred Stock, have the right to elect a total of two directors of USEC.  Effective December 8, 2011, Michael S. Taff, Senior Vice President and Chief Financial Officer of B&W, resigned from the Board of Directors of USEC in connection with his departure from B&W. Mr. Taff has been a director of USEC since September 2010.

Effective December 8, 2011, Mary Pat Salomone, Senior Vice President and Chief Operating Officer of B&W, was elected to USEC’s Board of Directors to fill the vacancy created by the departure of Mr. Taff.  Ms. Salomone will serve on USEC’s Technology and Competition Committee.

Ms. Salomone, age 51, has served as Senior Vice President and Chief Operating Officer of B&W since January 2010.  She served as Manager of Business Development for Babcock & Wilcox Nuclear Operations Group, Inc. (“B&W NOG”) from January 2009 until January 2010.  Previously, she was Manager of Strategic Acquisitions for B&W NOG from January 2008 to January 2009.  From 1998 through December 2007, Ms. Salomone served as an officer of Marine Mechanical Corporation, which was acquired by B&W in May 2007, including as President and Chief Executive Officer from 2001 through 2007.  Ms. Salomone previously served with two of B&W’s operating divisions, Nuclear Equipment Division and Fossil Power Division, from 1982 until 1998, in a variety of positions, including Manager of Navy Contracts, Project Manager and Manager of Quality Assurance Engineering.

USEC, B&W and Toshiba are parties to the securities purchase agreement, an investor rights agreement and a strategic relationship agreement and other agreements or arrangements described in the Company’s current reports on Form 8-K filed with the Securities and Exchange Commission on May 25, 2010 and September 2, 2010.  B&W and Toshiba are preferred stockholders of the Company.  Effective May 1, 2011, American Centrifuge Holdings, LLC (“ACP Holdings”), a wholly owned subsidiary of the Company, and Babcock & Wilcox Technical Services Group, Inc. (“B&W TSG”), a subsidiary of B&W, completed the effectiveness of American Centrifuge Manufacturing, LLC, a joint company for the manufacture and assembly of AC100 centrifuge machines for the Company’s American Centrifuge project, as described in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USEC Inc.

December 8, 2011	By:	/s/ John C. Barpoulis
John C. Barpoulis
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)